Exhibit 10.17.3

AMENDMENT TO

DUKE ENERGY CORPORATION EXECUTIVE SAVINGS PLAN I & II

(as Amended and Restated effective January 1, 2003)

The Duke Energy Corporation Executive Savings Plan I & II (as Amended and Restated effective January 1, 2003) (the “Plan”) is amended, effective as of December 19, 2006, as follows:

1.	Article VI of the Plan is hereby amended by adding the following new Section 6.8 at the end thereof:

“6.8 Adjustments to Duke Energy Common Stock—Stock Deferrals Subaccount and Duke Energy Common Stock Fund. Each phantom unit of Duke Energy Corporation common stock credited to the Duke Energy Common Stock—Stock Deferrals Subaccount and Duke Energy Common Stock Fund on behalf of a Participant on the Distribution Date shall be converted, as of the Distribution Date, into phantom units of Spectra Energy Corp common stock and phantom units of Duke Energy Corporation common stock and reallocated as follows:

(a)	The number of phantom units of Spectra Energy Corp common stock shall be equal to the number of shares of Spectra Energy Corp common stock to which the Participant would have been entitled on the Distribution had the phantom units of Duke Energy Corporation common stock represented actual shares of Duke Energy Corporation as of the Record Date, the resulting number of phantom units of Spectra Energy Corp common stock being rounded down to the nearest whole unit.
(b)	The resulting number of phantom units of Spectra Energy Corp common stock shall automatically be transferred from the Duke Energy Common Stock—Stock Deferrals Subaccount and Duke Energy Common Stock Fund and credited to the RSP Investment Option that invests primarily in Spectra Energy Corp common stock (the “Spectra Common Stock Fund”), effective as of the Distribution Date.
(c)	A Participant may elect, pursuant to rules and procedures prescribed by the Company, to reallocate amounts deemed invested in the Spectra Common Stock Fund into any other open investment option. The Spectra Common Stock Fund shall be closed to additional deferrals and to transfers from any other investment option.
(d)	Capitalized terms used in this Section 6.8 that are not defined in this Plan shall have the meaning set forth in the Employee Matters Agreement by and between Duke Energy Corporation and Spectra Energy Corp.”
2.	Article XIV of the Plan is hereby amended by adding the following new Section 14.5 at the end thereof:

“14.5 Transfer of Accounts. The Account of each Spectra Energy Participant maintained under the Plan immediately prior to the Distribution Date shall be transferred to the Spectra Energy Corp Executive Savings Plan and assumed by Spectra Energy Corp as of the Distribution Date (the “Assumed Amounts”). For purposes of this Plan, the term “Assumed Amounts” shall include any amounts of Base Pay or Incentive Plan awards of a Spectra Energy Participant that are earned but not yet paid as of the Distribution Date or equity awards granted to a Spectra Energy Participant under the Duke Energy Corporation 1998 Long-Term Incentive Plan, that were properly deferred by the Spectra Energy Participant under the Plan but that had not yet been credited to his or her Account under the Plan as of the Distribution Date. Each such Spectra Energy Participant shall have no further rights under the Plan immediately after his or her Account is transferred to the Spectra Energy Corp Executive Savings Plan and assumed by Spectra Energy Corp in accordance with the terms and conditions of the Employee Matters Agreement by and between Duke Energy Corporation and Spectra Energy Corp (the “Employee Matters Agreement”). Capitalized terms used in this Section 14.5 that are not defined in this Plan shall have the meaning set forth in the Employee Matters Agreement.”

3.	Except as explicitly set forth herein, the Plan will remain in full force and effect.

This amendment has been executed by an authorized officer of Duke Energy Corporation on December 19, 2006.

DUKE ENERGY CORPORATION

By:	/S/ CHRISTOPHER C. ROLFE
Christopher C. Rolfe
Group Executive and
Chief Administrative Officer